Exhibit 10

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is effective as of the 31st day of October 2006, between Harleysville Savings Financial Corporation, a Pennsylvania corporation (the "Corporation"), Harleysville Savings Bank, a Pennsylvania-chartered stock savings bank (the "Bank") and a wholly owned subsidiary of the Corporation (collectively the "Employers"), and Ronald B. Geib (the "Executive").

                                   WITNESSETH

         WHEREAS, the Executive is presently an officer of the Corporation and the Bank, and the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

         WHEREAS, the Bank entered into a written agreement on May 1, 1987 with respect to the employment of the Executive (the "Prior Agreement");

         WHEREAS, the Employers and the Executive believe certain revisions to the Prior Agreement are appropriate, including amending and restating the Prior Agreement in its entirety as hereinafter set forth in order to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), including the guidance issued to date by the Internal Revenue Service (the "IRS") and the proposed regulations issued by the IRS in the fall of 2005; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to increase the severance benefits which shall be due to the Executive in the event that his employment with the Employers is terminated under certain specified circumstances.

         NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

         1. Definitions. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) Annual Compensation. The Executive's "Annual Compensation" for purposes of this Agreement shall be deemed to mean the average aggregate annual compensation paid to the Executive and includible in the Executive's gross income for federal income tax purposes during the five calendar years preceding the year in which the date of termination occurs.

         (b) Base  Salary.  "Base  Salary"  shall have the  meaning set forth in
Section 3(a) hereof.

         (c) Cause.  Termination of the Executive's employment for "Cause" shall
mean  termination  because  of  personal   dishonesty,   incompetence,   willful
misconduct,  breach of fiduciary

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duty involving  personal profit,  intentional  failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement. For purposes of this subparagraph, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Employers; provided that any act or omission to act on the Executive's behalf in reliance upon an opinion of counsel to the Bank or counsel to the Executive shall not be deemed to be willful.

         (d) Change in Control of the Corporation. "Change in Control of the Corporation" shall mean a change in the ownership of the Corporation or the Bank, a change in the effective control of the Corporation or the Bank or a change in the ownership of a substantial portion of the assets of the Corporation or the Bank as provided under Section 409A of the Code and the regulations thereunder.

         (e) Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) Date of Termination. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (g) Disability. "Disability" shall mean the Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Bank.

         (h) Good Reason. "Good Reason" shall mean termination by the Executive of the Executive's employment within twenty-four (24) months following a change in Control of the Corporation based on:

                  (i) Without the Executive's express written consent, any failure after January 23, 2007 to elect or to re-elect or to appoint or to re-appoint the Executive to the offices of President and Chief Executive Officer of the Employers or a material adverse change made by the Employers in the Executive's functions, duties or responsibilities as President and Chief Executive Officer of the Employers immediately prior to a Change in Control of the Corporation or the assignment by the Employers to the Executive of any duties which are materially inconsistent with the Executive's positions, duties, responsibilities and status with the Employers immediately prior to a Change in Control of the Corporation;

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

                  (ii) Without the Executive's express written consent, a reduction by the Employers in the Executive's Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a reduction in the package of fringe benefits provided to the Executive, taken as a whole;

                  (iii) The principal executive office of the Employers is relocated more than 25 miles from its current location in Harleysville, Pennsylvania or, without the Executive's express written consent, the Employers require the Executive to be based anywhere other than an area in which the Employer's principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

                  (iv) Any purported termination of the Executive's employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

                  (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor.

         (i) IRS. IRS shall mean the Internal Revenue Service.

         (j) Notice of Termination. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by a written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated,
(iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more that ninety (90) days after such Notice of Termination is given, except in the case of the Employer's termination of the Executive's employment for Cause; and (iv) is given in the manner specified in Section 13 hereof.

         (k) Retirement. "Retirement" shall mean voluntary termination by the Executive of the Executive's employment in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.

         2. Term of Employment.

         (a) Through January 23, 2007, the Executive shall serve as President and Chief Operating Officer of the Corporation and of the Bank and for the remainder of the term subsequent to January 23, 2007, the Executive shall serve as President and Chief Executive Officer of the Corporation and of the Bank. The Executive hereby accepts said employment and agrees to render such services to

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the Employers on the terms and conditions set forth in this Agreement.  The term of employment under this Agreement shall be for five years commencing on May 1, 2006 and, upon approval of the Board of Directors of each of the Employers, shall automatically extend for an additional year on each May 1 such that at any time the remaining term of this Agreement shall be from four to five years unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than forty-five (45) days prior to any such May 1. If the Board of Directors of either of the Employers elects not to extend the term, it shall give written notice of such decision to the Executive not less than forty-five (45) days prior to any such May 1. If any party gives timely notice that the term will not be extended as of any May 1, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Boards of Directors.

         (c) The Executive shall be nominated to be a member of the Board of Directors of the Corporation, and shall be a member of the Board of Directors of the Bank, as long as the Executive remains an employee in good standing and/or has not violated any of the terms and provisions of this Agreement. Termination of employment for any reason shall be deemed to be a resignation from the Board of Directors of the Corporation and from the Board of Directors of the Bank.

         3. Compensation and Benefits.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $167,500 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers, and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing plan, stock option plan, employee stock ownership plan, welfare and fringe benefit arrangements, or such other employee benefit plans, programs, policies, benefits, arrangements and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect the Executive's rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to the Executive as compared with any other executive officer of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 3(a) hereof.

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

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Employers' vacation policies or by the Boards of Directors of the Employers.

         4. Expenses. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive's
residence,   while   traveling  or  otherwise),   subject  to  such   reasonable
documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

         5. Termination.

         (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

         (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause, Disability or Retirement or in the event of the Executive's death, or (ii) the Executive terminates his employment hereunder other than for Good Reason, the Executive shall have no right pursuant to the terms of this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as otherwise provided in Section 5(c) herein.

         (c) In the event the Executive's employment hereunder is terminated due to Disability, the Executive shall be entitled to receive the following percentages of his Base Salary for the following periods of his Disability: (i) 100% for the first six months (which shall not be paid until the first day of the month following the lapse of six months after the Date of Termination), 75% for the next twelve months, and 60% thereafter for the remaining term of this Agreement. Upon returning to active duties, the Executive's full compensation as set forth in this Agreement shall be reinstated. In the event that the Executive returns to active employment on other than a full-time basis, then his Base Salary shall be reduced in proportion to the time spent in said employment. There shall be deducted from the amounts paid to the Executive hereunder during any period of disability any amounts actually paid to the Executive pursuant to any disability insurance or other similar program which the Bank has instituted or may institute on behalf of its employees for the purpose of compensating the Executive in the event of a Disability, including workmen's compensation benefits and Social Security disability benefits. The Executive shall have the duty to apply for such benefits and shall provide to the Bank the right to set off from any amounts so received the amount of payments made hereunder.

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

         (d) If the Executive's employment shall be terminated prior to a Change in Control of the Corporation by (i) the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive due to a material breach of this Agreement by the Employers, which breach has not been cured within twenty (20) days after a written notice of non-compliance has been given by the Executive to the Employers, then the Employers shall:

                  (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to the product of the Base Salary multiplied by the greater of (i) the number of years (including partial years) remaining in the term of this Agreement, or (ii) 2.99, with such amount to be discounted to the present value using a discount rate equal to the applicable federal rate published by the IRS for the month in which the Date of Termination occurs; and

                  (B) maintain and provide for a period ending at the earlier of
         (i) the expiration of the remaining term of this Agreement as of the Date of Termination, (ii) three years following the Date of Termination or (iii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), with the Executive to pay the costs of such coverage normally paid by employees of the Employers, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (w) the Employers' Employee Stock Ownership Plan and any other tax-qualified plans, (y) stock option and restricted stock plans of the Employers and (z) cash incentive compensation included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. If substantially similar benefits cannot be provided to the Executive, then the Employers shall pay to the Executive a cash amount equal to the cost to the Employers of providing such benefits; provided further, however, that if the provision of any of the benefits covered by this
         Section 5(d)(B) would trigger the 20% tax and interest  penalties under
         Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of the benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the regulations under Section 409A shall not be provided beyond such limited period of time (collectively, the "Excluded Benefits"), and in lieu of the Excluded Benefits the Employers shall pay to the Executive, in a lump sum within 30 days following termination of employment or within 30 days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employers of providing the Excluded Benefits.

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         (e) If the Executive's  employment by the Employers shall be terminated concurrently with or subsequent to a Change in Control and during the term of this Agreement by (i) the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) the Executive for Good Reason, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable:

                  (A) pay to the Executive, within thirty (30) days following the Date of Termination, a lump sum cash severance amount equal to three (3) times the sum of the Executive's Annual Compensation; and

                  (B) maintain and provide for a period ending at the earlier of
         (i) the expiration of the remaining term of this Agreement as of the Date of Termination, (ii) three years following the Date of Termination or (iii) the date of the Executive's full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (b)), with the Executive to pay the costs of such coverage normally paid by employees of the Employers, the Executive's continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by the Employers in which the Executive was entitled to participate immediately prior to the Date of Termination (excluding (w) the Employers' Employee Stock Ownership Plan and any other tax-qualified plans, (y) stock option and restricted stock plans of the Employers and (z) cash incentive compensation included in Annual Compensation), provided that in the event that the Executive's participation in any plan, program or arrangement as provided in this subparagraph (b) is barred, or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination. If substantially similar benefits cannot be provided to the Executive, then the Employers shall pay to the Executive a cash amount equal to the cost to the Employers of providing such benefits; provided further, however, that if the provision of any of the benefits covered by this
         Section 5(e)(B) would trigger the 20% tax and interest  penalties under
         Section 409A of the Code either due to the nature of such benefit or the length of time it is being provided, then the benefit(s) that would trigger such tax and interest penalties due to the nature of the benefit shall not be provided at all and the benefit(s) that would trigger the tax and interest penalties if provided beyond the "limited period of time" set forth in the regulations under Section 409A shall not be provided beyond such limited period of time (collectively, the "Excluded Benefits"), and in lieu of the Excluded Benefits the Employers shall pay to the Executive, in a lump sum within 30 days following termination of employment or within 30 days after such determination should it occur after termination of employment, a cash amount equal to the cost to the Employers of providing the Excluded Benefits.

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         6. Tax Indemnification.

         (a) If the payments and benefits pursuant to this Agreement, either alone or together with other payments and benefits which the Executive has the right to receive from the Corporation and the Bank would constitute a "parachute payment" as defined in Section 280G(b)(2) of the Code (the "Initial Parachute Payment"), then the Corporation shall pay to the Executive, at the time such payments or benefits are paid and subject to applicable withholding requirements, a cash amount equal to the sum of the following:

                  (i) twenty (20) percent (or such other percentage equal to the tax rate imposed by Section 4999 of the Code) of the amount by which the Initial Parachute Payment exceeds the Executive's "base amount" from the Corporation and its subsidiaries, as defined in Section 280G(b)(3) of the Code, with the difference between the Initial Parachute Payment and the Executive's base amount being hereinafter referred to as the "Initial Excess Parachute Payment"; and

                  (ii) such additional amount (tax allowance) as may be necessary to compensate the Executive for the payment by the Executive of state and federal income and excise taxes on the payment provided under clause (i) above and on any payments under this clause (ii). In computing such tax allowance, the payment to be made under clause (i) above shall be multiplied by the "gross up percentage" ("GUP"). The GUP shall be determined as follows:

                              Tax Rate
                              --------
                  GUP  =   1- Tax Rate

         The Tax Rate for purposes of computing the GUP shall be the highest marginal federal and state income and employment-related tax rate (including Social Security and Medicare taxes), including any applicable excise tax rate, applicable to the Executive in the year in which the payment under clause (i) above is made, and shall also reflect the phase-out of deductions and the ability to deduct certain of such taxes.

         (b) Notwithstanding the foregoing, if it shall subsequently be determined in a final judicial determination or a final administrative settlement to which the Executive is a party that the actual excess parachute payment as defined in Section 280G(b)(1) of the Code is different from the Initial Excess Parachute Payment (such different amount being hereafter referred to as the "Determinative Excess Parachute Payment"), then the Corporation's independent tax counsel or accountants shall determine the amount (the "Adjustment Amount") which either the Executive must pay to the Corporation or the Corporation must pay to the Executive in order to put the Executive (or the Corporation, as the case may be) in the same position the Executive (or the Corporation, as the case may be) would have been if the Initial Excess Parachute Payment had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the independent tax counsel or accountants shall take into account any and all taxes (including any penalties and interest) paid by or for the Executive or refunded to the Executive or for the Executive's benefit. As soon as practicable after the Adjustment Amount has been so determined, the Corporation shall pay

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the  Adjustment  Amount  to the  Executive  or the  Executive  shall  repay  the
Adjustment Amount to the Corporation, as the case may be.

         (c) In each calendar year that the Executive receives payments of benefits that constitute a parachute payment, the Executive shall report on his state and federal income tax returns such information as is consistent with the determination made by the independent tax counsel or accountants of the Corporation as described above. The Corporation shall indemnify and hold the Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorneys' fees, interest, fines and penalties) which the Executive incurs as a result of so reporting such information. The Executive shall promptly notify the Corporation in writing whenever the Executive receives notice of the institution of a judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Section 6 is being reviewed or is in dispute. The Corporation shall assume control at its expense over all legal and accounting matters pertaining to such federal tax treatment (except to the extent necessary or appropriate for the Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this Section 6) and the Executive shall cooperate fully with the Corporation in any such proceeding. The Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Corporation may have in connection therewith without the prior consent of the Corporation.

         7. Withholding. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         8. Confidentiality.

         (a) The Executive recognizes and acknowledges that during the Executive's term of employment with the Employers, the Executive has had and will have access to, has been and will be provided with and, in some cases, has prepared or will prepare certain confidential and proprietary business information and trade secrets of the Employers, including but not limited to business plans and information, all of which are of substantial value to the Employers in their business.

         (b) The Executive understands and agrees that if, during the term of employment or at any time thereafter, the Executive discloses to third parties, uses for the Executive's own benefit or for the benefit of third parties, or copies or makes notes of any of the aforementioned confidential and proprietary information and trade secrets (except as may be required by the Executive's duties with the Employers), such conduct shall constitute a breach of the confidence and trust bestowed upon the Executive by the Employers, and the Executive herein expressly agrees that injunctive relief, in addition to any other remedies provided by law or in equity, shall be necessary and appropriate in the event of such conduct by the Executive.

         (c) The Executive agrees not to use or cause to be used for the Executive's own benefit or for the benefit of any third parties or to disclose to any third party in any manner, directly or indirectly, any information of a confidential or proprietary nature, trade secrets or any other knowledge or information, except that which is public knowledge, of or relating to the business of the Employers at any time during or after the Executive's employment with the Employers without the express prior written consent of the Employers.

         (d) The Executive agrees to return to the Employers either before or immediately upon the termination of the Executive's employment with the Employers any and all written information, materials or equipment which constitutes, contains or relates in any way to proprietary or confidential information or trade secrets of the Employers, as well as any other documents, equipment and materials of any kind relating in any way to the business of the Employers which are or may be in the possession, custody or control of the Executive which are or may be the property of the Employers whether confidential or not, including any and all copies thereof which may have been made by or for the Executive.

         (e) The Executive agrees that, during the Executive's term of employment with the Employers and thereafter, and except as may be required in the performance of the Executive's duties with the Employers, the Executive will not utilize for the Executive's own benefit or that of any third party and will not use or disclose to any third party the Executive's knowledge of or any information concerning the internal organization or business structure of the Employers or the work assignments or capabilities of any officer and/or employee of the Employers without the express prior written consent of the Employers.

         9. Noncompetition Agreement. The Executive agrees that:

         (a) During the Executive's term of employment with the Employers, the Executive will not compete in any way with the Employers, directly or indirectly, and will not consult with or have any interest in any business, firm, person, partnership, corporation or other entity, whether as employee, officer, director, agent, security holder, creditor, consultant or otherwise, which competes with the Employers, directly or indirectly, in any aspect of the business of the Employers; provided, however, that this Section 9 shall not be deemed to prevent the Executive's ownership of not more than 1% of the capital stock of any publicly held entity.

         (b) The Executive acknowledges and agrees that such businesses which compete with the Employers include, without limitation, those businesses which provide banking and lending services in the Commonwealth of Pennsylvania.

         (c) The Executive expressly agrees that (i) in the event of a violation of these noncompetition provisions by the Executive, monetary damages alone will be inadequate to compensate the Employers, (ii) the Employers will be entitled to injunctive relief against the Executive in addition to any other remedies provided by law or in equity and (iii) the noncompetition obligations contained herein shall be extended by the length of time during which the Executive shall have been in breach thereof. Except as provided in the preceding sentence, this
Section 9 shall not apply following a termination of the Executive's employment.

         10. Severability. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall not affect the remaining terms, provisions, paragraphs or sections of this Agreement which shall continue to be given full force and effect. If any term, provision, paragraph or section of this Agreement shall be determined by a court of competent jurisdiction to be unenforceable because of the duration thereof or the geographical area included therein, the parties hereby expressly agree that the court making such determination shall have the power to reduce the duration and/or restrict the geographical areas of such term, provision, paragraph or section and/or to delete such specific words or phrases which the court shall deem necessary to permit enforcement of such term, provision, paragraph or section in restricted form. Should any court of competent jurisdiction find any term, provision, paragraph or section of this Agreement invalid or unenforceable, or enforceable only in restricted form, then any such finding shall apply only to the jurisdiction of such court and shall not serve to alter or amend this Agreement in any other jurisdiction.

         11. Assignability. The Employers may assign this Agreement and their rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of their assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         12. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

         To the Employers:    Chairman of the Board
                              Harleysville Savings Financial Corporation
                              271 Main Street
                              Harleysville, Pennsylvania 19438

         To the Executive:    Ronald B. Geib
                              At the address last appearing
                              on the personnel records of
                              the Bank

         13. Amendment; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on their behalf, except as set forth below. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. In addition, notwithstanding anything in this Agreement to the contrary, the Employers may amend in good faith any terms of this Agreement, including retroactively, in order to comply with
Section 409A of the Code. In no event shall the Employers be liable for any taxes or interest penalties incurred by the Executive under Section 409A of the Code.

         14. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the Commonwealth of Pennsylvania.

         15. Nature of Obligations. To the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         18. Regulatory Prohibition. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act (12 U.S.C. Section 1828(k)) and any regulations promulgated thereunder, including 12 C.F.R. Part 359.

         19. Entire Agreement. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:                              HARLEYSVILLE SAVINGS FINANCIAL
                                     CORPORATION



/s/ Brendan J. McGill                By: /s/ Edward J. Molnar
----------------------------            ----------------------------------------
                                     Name: Edward J. Molnar
                                     Title: Chairman and Chief Executive Officer


Attest:                              HARLEYSVILLE SAVINGS BANK



/s/ Brendan J. McGill                By: /s/ Edward J. Molnar
----------------------------            ----------------------------------------
                                     Name: Edward J. Molnar
                                     Title: Chairman and Chief Executive Officer


Witness:



/s/ Brendan J. McGill                By: /s/ Ronald B. Geib
----------------------------            ----------------------------------------
                                        Ronald B. Geib
                                        President and Chief Operating Officer